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                                  EXHIBIT 10.23

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS, AND INSTEAD HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS, INCLUDING, BUT NOT LIMITED TO, THE EXEMPTIONS CONTAINED IN SECTION 4(2) AND REGULATION D OF THE SECURITIES ACT. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT HAS BECOME AND IS THEN EFFECTIVE WITH RESPECT TO SUCH SECURITIES, OR THE PROPOSED SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND ALL OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS.


                        Limited Recourse Promissory Note


US$[DOLLAR VALUE]                                                    [LOCATION]
                                                                         [DATE]

                  [PAYOR NAME], (the "Payor"), for value received pursuant to a certain Subscription Agreement (the "Subscription Agreement"), dated as of the date hereof, between the Payor and NeoMedia Technologies, Inc., a Delaware corporation (the "Initial Holder"), hereby promises to pay to the order of the Initial Holder, or its assigns (collectively, the "Holder") at the address set forth in Section 11 hereof, the principal amount of [DOLLAR VALUE] (the "Principal"), plus any accrued and unpaid Interest, in full, on the Maturity Date, except as otherwise provided in Section 6.

         The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

         1. Definitions. For the purposes of this Note:

              (a) "Business Day" means any day that is not a Saturday, Sunday or a legal holiday in the State of New York.

              (b) "Common Stock" means the common stock, par value $0.01 per share, of the Initial Holder.

              (c) "Event of Default" shall have the meaning assigned to such term in Section 3.

              (d) "Interest" means interest on the Principal of this Note, which shall accrue at the rate of 6% per annum, compounded annually, or, following an Event of Default, at the rate of 12% per annum, compounded annually.

              (e) "Maturity Date" means the earlier to occur of (i) 30 days following the effectiveness of the registration statement on Form S-1 (as the same may be amended), currently filed with the United States Securities and Exchange Commission, by which the Shares are registered for public resale, and
(ii) 90 days from the issuance of this Note.

              (f) "Note" means this limited recourse promissory note.

              (g) "Sale" means a sale, transfer or other disposition of the Shares.


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              (h) "Shares" means all shares of Common Stock issued to the Payor in consideration of the issuance of this Note and all shares of the capital stock or other property of the Company or its successor (including cash) issued or received in substitution or exchange for, or in respect of, any such shares (including, without limitation, in connection with a dividend, distribution, recapitalization, stock split, combination or a similar event or transaction), other than in connection with a Sale.

         2. Limited Recourse.

              (a) Notwithstanding anything to the contrary in this Note or the Subscription Agreement (as defined in Section 3(a)(i)), in the event of the Payor's breach of the Payor's payment obligations under this Note (in connection with an Event of Default, following the Maturity Date or otherwise), the Holder's recourse against the Payor and the Payor's assets shall be limited to
(i) recovery of the Shares then held or owned by the Payor, which, if the Holder is the Initial Holder, shall, in the sole discretion of the Initial Holder, include, without limitation, the cancellation of such Shares without requirement of further notice to the holder of the Shares, (ii) in the event that a Sale has occurred prior to the Maturity Date, recovery of the proceeds of any such Sale, and (iii) in the event of any Sale of a Share prior to the Maturity Date at a price which is less than the Minimum Share Price (as defined in Section 2(b)), the difference in value between the actual consideration received for such share and the Minimum Sale Price.

              (b) Notwithstanding anything to the contrary in this Note, the Payor hereby covenants and agrees not to effect any Sale (i) at a price of less than US$0.16 per Share (the "Minimum Share Price") or (ii) for consideration other than cash.

              (c) In the event of the cancellation of any of the Shares by the Initial Holder (i) the aggregate unpaid Principal shall be reduced by an amount equal to US$0.16 per Share so cancelled, and (ii) the aggregate accrued and unpaid Interest attributable to the portion of Principal reduced pursuant to the immediately preceding clause shall be deemed discharged in full.

         3. Events of Default.

              (a) Each of the following shall constitute an Event of Default under this Note:

                  (i) any material breach of or default under any covenant or agreement (including any failure to make any payment of Principal or accrued and unpaid Interest when the same shall become due and payable) to be observed or performed by the Payor for the benefit of the Holder pursuant to this Note or the subscription agreement executed by the Payor in connection with the purchase of the Shares (the "Subscription Agreement"), which such breach or default shall remain uncured and unwaived for a period of five days after written notice thereof is given by the Holder to the Payor and any breach of a representation or warranty of the Payor under the Subscription Agreement; provided, however, that (A) any breach of any representation, warranty, covenant or agreement of the Payor contained in the Subscription Agreement, and (B) any breach of or default under any covenant or agreement regarding Payor's obligations (I) to make any payment of Principal or accrued and unpaid Interest when the same become due and payable under this Note (including pursuant to Section 6(b), or (II) pursuant to Section 2(b), shall be deemed to be a material breach or default;

                  (ii) the Payor shall (A) voluntarily commence any proceeding or file any petition seeking relief under the United States Code or any other Federal or state bankruptcy, insolvency or similar law, (B) consent to the institution of any such proceeding or the filing of any such petition, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Payor or for all or a substantial part of her assets, or (D) make a general assignment for the benefit of creditors; or

                  (iii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(A) relief in respect of the Payor or of all or a substantial part of her assets, under the United States Code or any other Federal or state bankruptcy, insolvency or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator, or similar official for the Payor or for a substantial part of her assets, or (C) an order or decree approving or ordering any of the foregoing shall be issued by a court having jurisdiction and continue unstayed and in effect for 60 days.


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              (b) Notwithstanding anything to the contrary in this Note, in case of any Event of Default prior to the Maturity Date, and at any time thereafter during the continuance of such Event of Default prior to the Maturity Date, the Holder may, by written notice to the Payor and subject to the limitations set forth in Section 2(a), declare the Note to be immediately due and payable in full both as to Principal and accrued and unpaid Interest; provided, however, that no notice need be given to the Payor if acceleration is based upon the Events of Default described in clauses (ii) or (iii) of Section 3(a), in either of which cases this Note shall automatically become immediately due and payable, subject to Section 2(a), without requirement of any action on the part of the Holder or the Payor.

         4. Extension of Maturity. Notwithstanding anything to the contrary in this Note, should the Principal and accrued and unpaid Interest become due and payable on any day (including, without limitation, the Maturity Date) other than a Business Day, the date upon which such payment is required shall be extended to the next succeeding Business Day, and to such payable amounts shall be added the Interest which has accrued during such extension period at the rate per annum herein specified.

         5. Replacement of Note. Upon receipt by the Payor of evidence satisfactory to the Payor of the loss, theft, destruction or mutilation of this Note, and (a) of indemnity reasonably satisfactory to the Payor (in case of loss, theft or destruction only), or (b) upon surrender of this Note (in case of mutilation only), the Payor shall make and deliver a new Note of like tenor in lieu of this Note. Any Note made and delivered in accordance with this Section 5 shall be dated as of the date hereof.

         6. Prepayment.

              (a) The Payor may, in whole or in part, prepay the Principal and accrued and unpaid Interest under this Note, without penalty or charge, upon written notice to the Holder not less than 15 days prior to such prepayment.

              (b) Notwithstanding anything to the contrary herein, the Payor shall make a payment in reduction of the outstanding Principal and accrued but unpaid Interest immediately following the closing of any Sale. The amount of the payment to be made pursuant to this Section 6(b) shall be equal to the aggregate unpaid Principal plus all accrued but unpaid Interest as of the date of the relevant Sale, multiplied by a fraction (i) the numerator of which is equal to the number of Shares sold in the relevant Sale, and (ii) the denominator of which is equal to the aggregate number of Shares initially purchased by the issuance of this Note which remain in the possession of the Payor immediately prior to the relevant Sale; provided, that, in the event that, in connection with the relevant Sale, all of the Shares or all of the Shares remaining in the possession of the Payor are sold, assigned, transferred or otherwise disposed of, the amount of the payment to be made pursuant to this Section 6(b) shall be equal to the aggregate unpaid Principal plus all accrued but unpaid Interest as of the date of the relevant Sale.

         7. Costs and Expenses. The Payor and the Holder shall be responsible for all expenses incurred by such person or entity in connection with the preparation, negotiation, execution, and delivery of this Note.

         8. No Waivers by Delay or Partial Exercise. No delay by the Holder in exercising any of his or its powers or rights hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise.

         9. Entire Agreement. This Note hereto contains the entire agreement among the Payor and the Holder with respect to the matters contemplated by this Note, and supersedes all prior agreements or understandings among the such persons or entities with respect to the matters contemplated by this Note.

         10. Certain Interpretations. Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement:
(i) the singular includes the plural and the plural includes the singular; (ii) "or" and "any" are not exclusive and "include" and "including" are not limiting;
(iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person or entity includes its permitted successors and assigns; and (vi) a reference in this Note to a Section is to the relevant Section of this Note, except as otherwise noted.


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         11. Notices. All notices, requests and other communications to any party hereunder shall be in writing and sufficient if delivered personally or sent by telecopy (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:



        If to the Payor:               [PAYOR NAME]
                                       [PAYOR ADDRESS]
                                       [PAYOR FACSIMILE NUMBER]

        If to the Initial Holder:      NeoMedia Technologies, Inc.
                                       2201 Second Street, Suite 600
                                       Fort Myers, Florida  33901-3083
                                       Attention:  Chief Financial Officer
                                       Facsimile:  (941) 337-3434

        with a copy to:                Reitler Brown LLC
                                       800 Third Avenue, 21st Floor
                                       New York, New York  10022
                                       Attention:  Robert S. Brown, Esq.
                                       Facsimile:  (212) 371-5500

or to such other address or telecopy number as the party to whom notice is to be given (including a succeeding Holder) may have furnished to the other party in writing in accordance herewith. Each such notice, request or communication shall be effective when received or, if given by mail, when delivered at the address specified in this Section 11 or on the fifth Business Day following the date on which such communication is posted, whichever occurs first.

         12. Survival. Unless otherwise expressly provided herein, all representations warranties, covenants and agreements contained in this Note shall survive the execution hereof and the occurrence of the Maturity Date, and shall remain in full force and effect until the payment in full of all Principal and accrued and unpaid Interest under this Note.

         13. Benefits of Note. All of the terms and provisions of this Note, including all representations, warranties, covenants and agreements hereunder, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         14. Amendments and Waivers. No modification, amendment or waiver of any provision of, or consent required by, this Note, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the Payor and the Holder. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         15. Assignment. This Note and the rights and obligations of the Payor hereunder shall not be assignable or transferable by the Payor without the prior written consent of the Holder, which may be withheld in its sole discretion. Any instrument purporting to make an assignment in violation of this Section 15 shall be void.

         16. Enforceability. It is the desire and intent of the parties hereto that the provisions of this Note shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Note shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.


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         17. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS).

         18. EFFECTIVENESS OF NOTE. NOTWITHSTANDING ANY TERM OR PROVISION TO THE CONTRARY, THIS NOTE WILL NOT BE DEEMED ISSUED OR EFFECTIVE, NOR WILL INTEREST BE DEEMED TO ACCRUE UNTIL THIS NOTE HAS BEEN RELEASED FROM ESCROW TO THE INITIAL HOLDER IN CONNECTION WITH THE INITIAL HOLDER'S ACCEPTANCE, IN WHOLE OR IN PART, OF THE PAYOR'S SUBSCRIPTION FOR SHARES PURSUANT TO THE SUBSCRIPTION AGREEMENT.

         19. Waivers by Payor. The Payor hereby irrevocably waives demand, presentment for payment, notice of dishonor, protest, notice of protest and, except as otherwise provided in Section 3(a), notice of non-payment of this Note.

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In Witness Whereof, the Payor has executed this Note, and the Payor has caused this Note to be issued, as of the date first set forth above, by executing the Signature Page to the related Subscription Agreement and investment Questionnaire.